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                                                                     EXHIBIT 4.3

                    REDEEMABLE COMMON STOCK PURCHASE WARRANT
                        KARTS INTERNATIONAL INCORPORATED
 VOID (UNLESS EXTENDED) AFTER 5:00 P.M., NEW YORK CITY TIME, ON __________, 2002

WARRANT                                                                  WARRANT
NUMBER                                                                   SHARES

                                             SEE REVERSE FOR CERTAIN DEFINITIONS
                                                      CUSIP ____________________

THIS CERTIFIES THAT, for value received, ______________________________________
or registered assigns (the "Warrant Holder"), is entitled to purchase from KARTS INTERNATIONAL INCORPORATED, a Nevada corporation (the "Company"), subject to the terms and conditions hereof and of the Warrant Agreement mentioned below, at any time from ____________________, 1998 until on or before 5:00 p.m., New York City Time, on ____________________, 2002 or on such later date as the Company may determine (the "Expiration Date"), the number of fully paid and nonassessable shares of the Company's Common Stock, $.001 par value (the "Shares") stated above by surrendering this Warrant Certificate with the Subscription Form on the back thereof duly executed at the office or at such other office or agency as the Company may from time to time designate (the "Warrant Agent"), and by paying in full, to the Company in lawful money of the United States, $__________ for each Share as to which this Warrant Certificate is exercisable (the "Warrant Exercise Price").

         This Warrant may be redeemed at the option of the Company at any time after 5:00 p.m. New York City time, on ____________________, 1998, at such time as the market price of the Company's Common Stock, $.001 par value, if the average closing bid price for the Common Stock equals or exceeds $__________ per share for a period of twenty (20) consecutive trading days ending on the third day prior to the date of redemption at a redemption price of $.01 per Warrant. The Company shall send to the Warrant Holders being redeemed written notice of redemption by first class mail not less than thirty (30) days prior to the date fixed for redemption.

         In case the Warrant Holders shall exercise this Warrant with respect to less than all of the Shares that may be purchased hereunder, a new Warrant Certificate for the balance shall be countersigned and delivered to or upon the order of the Warrant Holder.

         This Warrant Certificate will not be valid and may not be transferred or exercised unless countersigned by the Warrant Agent.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ____________________, 1997 between the Company and the Warrant Agent (the "Warrant Agreement") and is subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. In certain contingencies provided for in the Warrant Agreement, the number of Shares subject to purchase hereunder and the purchase price per Share thereof are subject to adjustment. Copies of the Warrant Agreement are on file at the principal corporate office of the Warrant Agent.

         THIS WARRANT SHALL BE VOID AND OF NO EFFECT (UNLESS EXTENDED) AFTER 5:00 P.M. NEW YORK CITY TIME, ____________________, 2002.

         WITNESS, the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:


Timothy P. Halter
Secretary




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V. Lynn Graybill
President

                                        Karts International Incorporated

                                                 Corporate Seal
                                                      1997
                                                     Nevada
                                                     [SEAL]

Countersigned and Registered:
Securities Transfer Corporation
(Dallas, Texas)
By                                      Transfer Agent and Registrar

                                        Authorized Signature





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                      STATEMENT OF OTHER TERMS OF WARRANT

         1. The Warrant represented by this Warrant Certificate (the "Warrant") shall expire at and shall not be exercisable after, 5:00 P.M., New York City time, on ____________________, 2002 or on such later date determined by the Company.

         2. Notwithstanding that the number of Shares purchasable upon the exercise of a Warrant may have been adjusted pursuant to the terms of the Warrant Agreement, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of a Warrant or to distribute Share Certificates that evidence fractional shares. In lieu of fractional shares, there shall be returned to the exercising registered holder of a Warrant upon such exercise an amount in cash, in United States dollars, equal to the amount in excess of that required to purchase the largest number of full Shares.

         3. If any Shares issuable upon the exercise of this Warrant require registration or approval of any governmental authority, including, without limitation, the filing of necessary registration statements or amendments or supplements thereto under the Securities Act of 1933, as amended, or the taking of any action under the laws of the United States of America or any political subdivision thereof before such Shares may be validly issued, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval or to take such other action, as the case may be: PROVIDED, HOWEVER, there is no assurance such registration or approval can be obtained, and in no event shall such Shares be issued and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which it is endeavoring to obtain such registration or approval or to take such other action.

         4. This Warrant Certificate may be exchanged and is transferable at the principal office of the Warrant Agent by the registered holder hereof or by his duly authorized representative or attorney, upon surrender of this Warrant Certificate duly endorsed or accompanied (if so required by the Company or the Warrant Agent) by a written instrument, or instruments, of transfer satisfactory to the Company or the Warrant Agent. If the right to purchase less than all of the Shares covered hereby shall be so transferred, the registered holder hereof shall be entitled to receive a new Warrant Certificate or Warrant Certificates covering in the aggregate the remaining whole number of Shares.

         5. No Warrant Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting shareholders (except as provided in the Warrant Agreement), receive dividends or subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been delivered as provided in the Warrant Agreement.

         6. The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         7. This Warrant shall be binding upon any successors or assigns of the Company.


                               SUBSCRIPTION FORM
             (To Be Executed By The Warrant Holder If He Desire To
                   Exercise The Warrant In Whole Or In Part)

To:      Karts International Incorporated

         The undersigned ______________________________________________________
hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, __________ Shares provided for therein and tenders payment herewith to the order of Karts





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International Incorporated, in the amount of $____________________.

The undersigned requests that certificates for such Shares be issued as follows:

Name:___________________________________________________________________________
Address:________________________________________________________________________
________________________________________________________________________________
Soc. Sec. No. or Other I.D. No., if any:________________________________________
Deliver:________________________________________________________________________
Address:________________________________________________________________________
and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate(s) for the balance remaining of the Shares purchasable under the Warrant Certificate be registered in the name of, and delivered to, the undersigned at the address stated above.

Date:                   19         Signature:
                                             -----------------------------------
                                   Note: The signature of this Subscription must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                   ASSIGNMENT
                      (To Be Signed Only Upon Assignment)
         For Value Received, the undersigned hereby sells, assigns and transfers onto ___________________________________________________________________________
_______________________________________________________________________ Warrants
evidenced by the within Warrant Certificate and appoints _______________________
________________________________________________________________________________
to transfer said Warrant Certificate and warrants on the books of Karts International Incorporated, with the full power of substitution in the premises.

Date:                   19         Signature:
                                             -----------------------------------
In the presence of:                (Signature must conform in all respect to
                                   the name of the Warrant Holder specified on the face of the Warrant Certificate, without alteration or enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner.)





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